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                                  Exhibit 99.1
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For Immediate Release
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               2008 ACRO Practice Management Guide Introduces Two
                        Chapters on Hyperthermia Therapy



SALT LAKE CITY, Utah March 5, 2008--BSD Medical Corporation (AMEX:BSM) today announced that the American College of Radiation Oncology (ACRO) has dedicated two of the twenty chapters in its 2008 Practice Management Guide to hyperthermia therapy in treating cancer. The new guide was released at the 18th annual ACRO conference held in Miami, Florida in late February 2008. The 2008 edition of the ACRO Practice Management Guide marks the first year that hyperthermia therapy was included in the publication. BSD Medical was an exhibitor at the ACRO where more than 400 clinicians attended.

Ellen L. Jones MD, PhD, from Duke University Medical Center and an ACRO faculty member provided a chapter in the guide entitled, "Superficial Hyperthermia - Renaissance of a Powerful Radiosensitizer." Dr. Jones described the beneficial effects of hyperthermia on cancer cells as "changes in fundamental DNA repair capabilities and nuclear matrix proteins as well as broader influences on tumor physiology and the tumor microenvironment." In her discussion on hyperthermia therapy Dr. Jones presented the results of multiple Phase III trials, observing that "recent studies using modern techniques for hyperthermia with rigorous quality control and careful thermometry have yielded positive results...for breast/chestwall recurrence, head and neck cancer, melanoma, bladder, and esophagus cancers."

Dr. Jones further noted, "Based on the renewed interest and significant clinical progress in superficial hyperthermia, the most recent version of NCCN guidelines has adopted hyperthermia in combination with radiation as an option for recurrent/metastatic breast cancer. The NCCN (National Comprehensive Cancer Network) is a not-for-profit alliance of 21 of the world's leading cancer centers, dedicated to improving the quality and effectiveness of care provided to patients with cancer." The chapter contains a photograph of a BSD-500 hyperthermia system manufactured by BSD Medical, together with a description of its operation and features.

A second chapter on hyperthermia therapy included in the 2008 ACRO Practice Management Guide was written by Paul F. Tuner MSEE, Chief Technology Officer for BSD Medical Corporation. The chapter is entitled, "Practice and Technology for Interstitial Hyperthermia." This chapter uses computer screen displays on the BSD-500 and photographs of treatments in progress to explain the technology, dosimetry, treatment simulation, treatment planning and clinical practice for interstitial hyperthermia therapy.



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ACRO is a key  professional  organization for radiation  oncologists,  radiation oncology nurses, medical physicists, radiation therapists and dosimetrists. Each year the organization publishes a Practice Management Guide as a reference tool containing pertinent information on carefully selected topics.

About BSD Medical Corporation

BSD Medical is a leading developer of systems used to provide cancer therapies requiring precision-focused heat through RF/microwave technologies. The company's systems have been designed to kill cancer through heat alone, or as companion therapies to improve the combined results when used along with radiation treatments. For further information visit BSD Medical's website at www.BSDMedical.com.

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Statements  contained in this press  release that are not  historical  facts are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements are subject to risks and uncertainties detailed in the Company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date on which such statements are made, and the Company undertakes no obligation to update such statements to reflect events or circumstances arising after such date.













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